Exhibit 4
                          AMENDMENT OF RIGHTS AGREEMENT
                                       AND
                   CERTIFICATION OF COMPLIANCE WITH SECTION 26

         Pursuant to Section 26 of the Rights Agreement ("Agreement") dated as of June 28, 2001 between Mpower Holding Corporation (the "Company") and Continental Stock Transfer & Trust Company (the "Rights Agent"), the Company and the Rights Agent hereby amend the Agreement as of August 28, 2001 as provided below.

         1. Paragraph 1(q) of the Agreement is hereby amended in full and replaced in its entirety by the following:

                  "'Exempt Person' shall mean any of West Highland Partners, L.P., West Highland Capital, Inc., Mr. Lang H. Gerhard, or Estero Partners, LLC (each an "Exempt Party"), provided that (i) during the period commencing on the date hereof and terminating at the close of business on December 15, 2001, the Exempt Parties collectively may acquire Beneficial Ownership of up to an additional 3,500,000 shares of Company Common Stock, (ii) in the event that after the close of business on December 15, 2001, an Exempt Party acquires Beneficial Ownership of any number of shares of Company Common Stock constituting more than 1% of the Company Common Stock then outstanding and such Exempt Party would otherwise be considered an Acquiring Person, such Exempt Party shall no longer be an Exempt Party and shall be an Acquiring Person and (iii) during the period between and inclusive of the dates set forth in clause (i), in the event that an Exempt Party acquires Beneficial Ownership of any number of shares of Company Common Stock in excess of the 3,500,000 shares referenced in clause (i), such Exempt Party shall no longer be an Exempt Party and shall be an Acquiring Person."

         The undersigned officer of the Company, being an appropriate officer of the Company and authorized to do so by resolution of the board of directors of the Company dated as of August 28, 2001, hereby certifies to the Rights Agent that these amendments are in compliance with the terms of Section 26 of the Agreement.

                                            MPOWER HOLDING CORPORATION


                                        By  /s/   Russell I. Zuckerman
                                           -------------------------------------
                                           Name:  Russell I. Zuckerman
                                           Title: Vice President and Secretary



Acknowledged and Agreed:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY


By
   ---------------------------------------
   Name:
   Title: